EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors of VCA Antech, Inc.:
We consent to the incorporation by reference in the registration statements (Nos. 333-139410, 333-81614 and 333-107557) on Form S-8 and the registration statements (Nos. 333-108135 and 333-114471) on Form S-3 of VCA Antech, Inc. of our reports dated February 27, 2007, with respect to the consolidated balance sheets of VCA Antech, Inc. and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of income, stockholders’ equity, comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2006, and the related financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the December 31, 2006 annual report on Form 10-K of VCA Antech, Inc. Our audit report on the consolidated financial statements refers to the Company’s adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, in 2006.
/s/ KPMG LLP
Los Angeles, California
February 27, 2007

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